Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Dynatronics Corporation
Cottonwood Heights, Utah
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-217322, 333-215800 and 333-205934) and Form S-8 (Nos. 033-53524, as amended, and 333—69057 and 333-206760) of Dynatronics Corporation of our report dated September 28, 2016, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP
Salt Lake City, Utah
September 27, 2017